UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 25, 2008

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097

                State of Hawaii

(State or other jurisdiction of incorporation)

                900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

                                                     None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

In June 2008, American Savings Bank, F.S.B. (ASB), an indirect wholly-owned subsidiary of HEI, undertook and substantially completed the restructuring of its balance sheet through the sale of mortgage-related securities and the early extinguishment of certain borrowings to strengthen future profitability ratios and enhance future net interest margin, while remaining “well-capitalized” and without significantly impacting future net income and interest rate risk. As a result of the restructuring, it is expected that ASB will, over the course of the next several months, pay a dividend of approximately $75 million to HEI (through ASB’s direct parent, HEI Diversified, Inc.), subject to regulatory approval. When such approval is received, HEI will use the funds from the dividend to reduce its short-term borrowings and for other corporate purposes.

On June 25, 2008, ASB completed a series of transactions which resulted in the sales to various broker/dealers of available-for-sale agency and private issue mortgage-related securities and agency notes with a weighted average yield of 4.33% for approximately $1.3 billion. ASB used the proceeds from the sales of these mortgage-related securities to retire debt with a weighted average cost of 4.70%, comprised of approximately $0.9 billion of Federal Home Loan Bank (FHLB) advances and $0.3 billion of securities sold under agreements to repurchase. These transactions resulted in a charge to net income of $36 million in the second quarter of 2008 ($12 million after-tax attributable to realized losses on the sales of the mortgage-related securities and $24 million after-tax attributable to fees associated with the early retirement of the FHLB advances and securities sold under agreements to repurchase). Although the sales of the mortgage-related securities resulted in losses in the second quarter of 2008, a portion of the losses on these available-for-sale securities had been previously recognized in ASB’s equity as a result of mark-to-market charges to other comprehensive income in earlier periods. ASB does not currently expect to sell additional mortgage-related securities or prepay additional borrowings in the near future.

ASB subsequently purchased approximately $0.3 billion of short-term agency notes and entered into approximately $0.2 billion of FHLB advances to facilitate the timing of the release of certain collateral. ASB anticipates that the notes and advances will mature over the remainder of 2008.

Item 7.01.	Regulation FD Disclosure.

On June 26, 2008, ASB issued a news release, “American Savings Bank announces initiative to enhance performance.” A copy of the news release is attached hereto as Exhibit 99 and incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
99	News release dated June 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

                                                         (Registrant)

/s/ Curtis Y. Harada

Curtis Y. Harada

Controller and Acting Financial Vice President, Treasurer

and Chief Financial Officer

(Principal Financial Officer of HEI)

Date: June 26, 2008

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